MOVE IT
STORAGE
MOVE IT BOAT & RV ST
NORTHWEST
SELF
STORAGE
STORAGE
62939

NATIONAL STORAGE
AFFILIATES

# 2024

# THIRD QUARTER EARNINGS RELEASE

## & SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By MSA

21	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 9 - Selected Financial Information

24	Glossary

October 30, 2024
National Storage Affiliates Trust Reports Third Quarter 2024 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2024 results.
Third Quarter 2024 Highlights
•Reported net income of $29.8 million for the third quarter of 2024, a decrease of 30.9% compared to the third quarter of 2023. Reported diluted earnings per share of $0.18 for the third quarter of 2024 compared to $0.26 for the third quarter of 2023.
•Reported core funds from operations ("Core FFO") of $83.9 million, or $0.62 per share and unit for the third quarter of 2024, a decrease of 7.5% per share compared to the third quarter of 2023.
•Reported a decrease in same store net operating income ("NOI") of 5.3% for the third quarter of 2024 compared to the same period in 2023, driven by a 3.5% decrease in same store total revenues and an increase of 1.2% in same store property operating expenses.
•Reported same store period-end occupancy of 85.6% as of September 30, 2024, a decrease of 270 basis points compared to September 30, 2023.
•One of the Company's unconsolidated real estate ventures acquired 18 self storage properties for approximately $147.9 million, in two separate transactions. The venture financed the acquisitions with capital contributions from the venture members, of which the Company contributed approximately $37.0 million.
•On September 5, 2024, the Company issued $350.0 million of senior unsecured notes with a weighted average interest rate of 5.6% and a weighted average maturity of 7.6 years in a private placement with institutional investors.
•As previously announced, effective July 1, 2024 (the "Closing Date"), the Company completed the internalization of its participating regional operator ("PRO") structure. As a result, the Company purchased the PROs' management contracts, and in some cases, their brand names, related intellectual property and certain rights related to the PROs' tenant insurance programs. As of the Closing Date, the Company will no longer pay supervisory and administrative fees or reimbursements under the previous agreements with the PROs. The Company continues to transition the majority of operations in a phased approach, which has begun and is expected to continue over the 12 month period following the Closing Date, and the Company has executed new asset management and property management agreements with a number of the PROs for all or a part of this transitionary period at newly negotiated management fees. In connection with the internalization, on July 1, 2024, 11,906,167 subordinated performance units and DownREIT subordinated performance units were converted into 17,984,787 OP units and DownREIT OP units.
David Cramer, President and Chief Executive Officer, commented, “We are pleased to announce that all our team members are safe following Hurricanes Helene and Milton. We hope that all affected by these storms remain safe, and we wish them the best as they work their way through the tough recovery period. While several of our facilities in the path of these storms experienced minor damage, largely impacting gates, roofs, and signage, all of our stores are back open for business. Separately, we made meaningful progress on our PRO internalization during the quarter, and I am very proud of our team’s effort on this significant transition for our company. Although still early, we are encouraged by the benefits that we are already starting to realize from implementing consistent marketing and pricing strategies while utilizing a centralized web platform.”

Mr. Cramer further commented, “Results for the quarter were in line with our expectations, as our team did a good job navigating the competitive operating environment while working on the PRO transition. On a positive note, the transaction environment is improving as we are seeing more deals come to market, with sellers becoming more realistic about pricing. As a result, we acquired 18 properties totaling almost $150 million through our 2023 Joint Venture during the quarter. Further, we opportunistically accessed the debt private placement market by issuing $350 million of senior unsecured notes with a weighted average coupon of 5.6%. The combination of an improving acquisition environment, more attractive cost of capital and the benefits from the internalization of the PRO structure, make us excited about what the future holds for NSA.”
Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Net income	$29,771	$43,064	(30.9)%	$157,139	$128,932	21.9%

Funds From Operations ("FFO")(1)	$82,365	$85,418	(3.6)%	$224,377	$258,161	(13.1)%
Add back acquisition costs	287	341	(15.8)%	1,274	1,424	(10.5)%
Add integration and executive severance costs(2)	907	—	—%	1,534	—	—%
Subtract casualty-related recoveries(3)	—	—	—%	—	(522)	—%
Add loss on early extinguishment of debt	323	—	—%	323	758	(57.4)%
Core FFO(1)	$83,882	$85,759	(2.2)%	$227,508	$259,821	(12.4)%

Earnings per share - basic	$0.18	$0.28	(35.7)%	$1.03	$0.83	24.1%
Earnings per share - diluted	$0.18	$0.26	(30.8)%	$1.03	$0.77	33.8%

FFO per share and unit(1)	$0.61	$0.67	(9.0)%	$1.81	$1.99	(9.0)%
Core FFO per share and unit(1)	$0.62	$0.67	(7.5)%	$1.84	$2.01	(8.5)%

(1)
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

(2)	Integration costs relate to expenses incurred as a part of the internalization of the PRO structure. Executive severance costs are recorded within the line items "General and administrative expenses" and "Non-operating (expense) income" in our consolidated statements of operations.
(3)	Casualty-related recoveries relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations.
Net income decreased $13.3 million for the third quarter of 2024 and increased $28.2 million for the nine months ended September 30, 2024 ("year-to-date") as compared to the same periods in 2023. The decrease in net income in the third quarter of 2024 was primarily due to a decrease in NOI, primarily driven by (i) the sale of 32 self storage properties to a third party in December 2023, (ii) the contribution of 56 self storage properties to a joint venture between a subsidiary of NSA and a subsidiary of Heitman Capital Management, LLC (the "2024 Joint Venture"), in the first quarter of 2024, and (iii) the sale of 40 self storage properties to third parties in the nine months ended September 30, 2024, partially offset by decreases in depreciation expense of $8.2 million and interest expense of $3.5 million. The year-to-date increase in net income resulted primarily from the gain on the sale of 40 self storage properties to third parties and 56 self storage properties contributed to the 2024 Joint Venture during the nine months ended September 30, 2024.
The decreases in FFO and Core FFO for the third quarter of 2024 and year-to-date were the result of a decrease in NOI of 14.5% and 12.4%, respectively, which were partially offset by a decrease in interest expense of 8.1% and 4.8%, respectively, as compared to the same periods in 2023. The decrease in FFO and Core FFO per share and unit for the third quarter of 2024 and year-to-date was largely driven by a decrease in same store NOI, partially offset by decreased management fees paid to former PROs, reflected within general and administrative expenses, following the internalization of the PRO structure.

Same Store Operating Results (776 Stores)

($ in thousands, except per square foot data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Total revenues	$174,808	$181,211	(3.5)%	$522,861	$536,982	(2.6)%
Property operating expenses	50,164	49,566	1.2%	149,659	144,674	3.4%
Net Operating Income (NOI)	$124,644	$131,645	(5.3)%	$373,202	$392,308	(4.9)%
NOI Margin	71.3%	72.6%	(1.3)%	71.4%	73.1%	(1.7)%

Average Occupancy	86.3%	89.2%	(2.9)%	86.1%	89.4%	(3.3)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.67	$15.81	(0.9)%	$15.72	$15.61	0.7%

Year-over-year same store total revenues decreased 3.5% for the third quarter of 2024 and 2.6% year-to-date as compared to the same period in 2023. The decrease for the third quarter was driven primarily by a 290 basis point decrease in average occupancy and a 0.9% decrease in average annualized rental revenue per occupied square foot. The year-to-date same store total revenue decrease was driven primarily by a 330 basis point decrease in average occupancy, partially offset by a 0.7% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth for the third quarter of 2024 include: San Juan, Wichita and Portland. Markets which generated below portfolio average same store total revenue growth for the third quarter of 2024 include: Atlanta, Phoenix and Sarasota-Bradenton.
Year-over-year same store property operating expenses increased 1.2% for the third quarter of 2024 and 3.4% year-to-date as compared to the same periods in 2023. The increases in the third quarter of 2024 primarily resulted from increases in property tax and insurance expense.
Investment Activity
During the third quarter, a joint venture between a subsidiary of NSA and a state pension fund advised by Heitman Capital Management, LLC (the "2023 Joint Venture") acquired 18 self storage properties for approximately $147.9 million in two separate transactions. The 2023 Joint Venture financed the acquisitions with capital contributions from the venture members, of which the Company contributed approximately $37.0 million.
On July 1, 2024, as part of the internalization of the PRO structure, the Company paid consideration in cash and equity for the purchase of the PRO management contracts and, in some cases, their brand names and related intellectual property at a value of approximately $34.6 million and to acquire certain rights with respect to each PROs' tenant insurance programs at a value of approximately $60.3 million. The total cash and equity consideration for these transactions consisted of approximately $32.6 million in cash and the issuance of 1,548,866 OP units.
Balance Sheet
On September 5, 2024, NSA issued $75.0 million of 5.40% senior unsecured notes due September 5, 2028, $125.0 million of 5.55% senior unsecured notes due September 5, 2031 and $150.0 million of 5.74% senior unsecured notes due September 5, 2034 in a private placement with institutional investors. The Company used the proceeds from the private placement to repay its $325.0 million Tranche C term loan, which addresses all debt maturities in 2025, a portion of the revolving line of credit and for general corporate purposes.
Common Share Dividends
On August 15, 2024, NSA's Board of Trustees declared a quarterly cash dividend of $0.56 per common share. The third quarter 2024 dividend was paid on September 30, 2024 to shareholders of record as of September 13, 2024.

2024 Guidance
NSA reaffirms its previously provided Core FFO guidance estimates and related assumptions for the year ended December 31, 2024.

	Current Ranges for Full Year 2024		Actual Results for Full Year 2023
	Low	High
Core FFO per share(1)	$2.36	$2.44	$2.69

Same store operations(2)
Total revenue growth	(3.75)%	(2.25)%	2.4%
Property operating expenses growth	3.5%	5.0%	4.7%
NOI growth	(6.5)%	(4.5)%	1.6%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$50.0	$52.0	$52.6
Equity-based compensation, in millions	$7.75	$8.25	$6.7

Management fees and other revenue, in millions	$39.5	$41.5	$34.4
Core FFO from unconsolidated real estate ventures, in millions	$22.0	$24.0	$24.6

Subordinated performance unit distributions, in millions	$21.6	$21.6	$49.0

Acquisitions of self storage properties, in millions	$100.0	$300.0	$229.5

	Current Ranges for Full Year 2024
	Low	High
Earnings per share - diluted	$1.10	$1.17
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.18	0.11
Add real estate depreciation and amortization	1.45	1.49
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.11	0.13
Add NSA's share of FFO of unconsolidated real estate ventures	0.17	0.19
FFO attributable to subordinated unitholders	(0.17)	(0.17)
Less gain on sale of self storage properties	(0.50)	(0.50)
Add integration and executive severance costs	0.01	0.01
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01
Core FFO per share and unit	$2.36	$2.44

(1) The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2) 2024 guidance reflects NSA's 2024 same store pool comprising 776 stores. 2023 actual results reflect NSA's 2023 same store pool comprising 724 stores.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at https://ir.nsastorage.com and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on October 30, 2024.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Daylight Time on Thursday, October 31, 2024 to discuss its third quarter 2024 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nsastorage.com.
Conference Call and Webcast:
Date/Time: Thursday, October 31, 2024, 1:00 pm EDT
Webcast available at: www.nsastorage.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nsastorage.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the upcoming Nareit REITworld 2024 Annual Conference on November 18 – 20, 2024 in Las Vegas, Nevada, and the Jefferies Real Estate Conference on December 10 – 11, 2024 in Miami Beach, Florida.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of September 30, 2024, the Company held ownership interests in and operated 1,070 self storage properties located in 42 states and Puerto Rico with approximately 70.0 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nsastorage.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; and the Company's guidance estimates for the year ended December 31, 2024. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUE
Rental revenue	$174,467	$201,833	$529,218	$595,273
Other property-related revenue	7,405	7,764	20,654	22,184
Management fees and other revenue	11,749	9,550	30,345	25,194
Total revenue	193,621	219,147	580,217	642,651
OPERATING EXPENSES
Property operating expenses	52,712	58,581	159,607	172,158
General and administrative expenses	13,114	15,100	44,977	44,325
Depreciation and amortization	47,661	55,842	141,702	168,005
Other	3,643	4,138	10,510	8,531
Total operating expenses	117,130	133,661	356,796	393,019
OTHER INCOME (EXPENSE)
Interest expense	(39,575)	(43,065)	(114,920)	(120,706)
Loss on early extinguishment of debt	(323)	—	(323)	(758)
Equity in (losses) earnings of unconsolidated real estate ventures	(4,712)	1,930	(10,791)	5,469
Acquisition and integration costs	(1,164)	(341)	(2,151)	(1,424)
Non-operating (expense) income	(83)	(24)	352	(426)
Gain on sale of self storage properties	—	—	63,841	—
Other expense, net	(45,857)	(41,500)	(63,992)	(117,845)
Income before income taxes	30,634	43,986	159,429	131,787
Income tax expense	(863)	(922)	(2,290)	(2,855)
Net income	29,771	43,064	157,139	128,932
Net income attributable to noncontrolling interests	(11,070)	(13,827)	(62,349)	(41,290)
Net income attributable to National Storage Affiliates Trust	18,701	29,237	94,790	87,642
Distributions to preferred shareholders	(5,112)	(5,110)	(15,332)	(13,908)
Net income attributable to common shareholders	$13,589	$24,127	$79,458	$73,734

Earnings per share - basic	$0.18	$0.28	$1.03	$0.83
Earnings per share - diluted	$0.18	$0.26	$1.03	$0.77

Weighted average shares outstanding - basic	75,760	87,004	77,047	88,263
Weighted average shares outstanding - diluted	75,760	146,118	77,047	147,610

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Real estate
Self storage properties	$5,821,364	$5,792,174
Less accumulated depreciation	(1,006,543)	(874,359)
Self storage properties, net	4,814,821	4,917,815
Cash and cash equivalents	69,886	64,980
Restricted cash	8,539	22,713
Debt issuance costs, net	6,343	8,442
Investment in unconsolidated real estate ventures	257,381	211,361
Other assets, net	211,176	134,002
Assets held for sale, net	—	550,199
Operating lease right-of-use assets	21,515	22,299
Total assets	$5,389,661	$5,931,811
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,428,304	$3,658,205
Accounts payable and accrued liabilities	108,424	92,766
Interest rate swap liabilities	7,774	3,450
Operating lease liabilities	23,493	24,195
Deferred revenue	20,778	27,354
Total liabilities	3,588,773	3,805,970
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 14,692,381 and 14,685,716 issued (in series) and outstanding at September 30, 2024 and December 31, 2023, respectively, at liquidation preference	340,818	340,651
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 76,216,680 and 82,285,995 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	762	823
Additional paid-in capital	1,124,533	1,509,563
Distributions in excess of earnings	(498,787)	(449,907)
Accumulated other comprehensive income	19,543	21,058
Total shareholders' equity	986,869	1,422,188
Noncontrolling interests	814,019	703,653
Total equity	1,800,888	2,125,841
Total liabilities and equity	$5,389,661	$5,931,811

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$29,771	$43,064	$157,139	$128,932
Add (subtract):
Real estate depreciation and amortization	47,286	55,528	140,588	167,078
Equity in losses (earnings) of unconsolidated real estate ventures	4,712	(1,930)	10,791	(5,469)
Company's share of FFO in unconsolidated real estate ventures	6,164	6,217	18,026	18,542
Gain on sale of self storage properties	—	—	(63,841)	—
Distributions to preferred shareholders and unitholders	(5,568)	(5,393)	(16,704)	(14,758)
FFO attributable to subordinated performance units(1)	—	(12,068)	(21,622)	(36,164)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	82,365	85,418	224,377	258,161
Add (subtract):
Acquisition costs	287	341	1,274	1,424
Integration and executive severance costs(2)	907	—	1,534	—
Casualty-related recoveries(3)	—	—	—	(522)
Loss on early extinguishment of debt	323	—	323	758
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$83,882	$85,759	$227,508	$259,821

Weighted average shares and units outstanding - FFO and Core FFO:(4)
Weighted average shares outstanding - basic	75,760	87,004	77,047	88,263
Weighted average restricted common shares outstanding	19	25	21	26
Weighted average OP units outstanding	52,740	38,030	42,709	38,504
Weighted average DownREIT OP unit equivalents outstanding	5,769	2,120	3,346	2,120
Weighted average LTIP units outstanding	663	562	676	545
Total weighted average shares and units outstanding - FFO and Core FFO	134,951	127,741	123,799	129,458

FFO per share and unit	$0.61	$0.67	$1.81	$1.99
Core FFO per share and unit	$0.62	$0.67	$1.84	$2.01

(1)	Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2)	Integration costs relate to expenses incurred as a part of the internalization of the PRO structure. Executive severance costs are recorded within the line items "General and administrative expenses" and "Non-operating (expense) income" in our consolidated statements of operations.
(3)	Casualty-related recoveries relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations.
(4)
NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). All subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. See footnote(5) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)
Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings per share - diluted	$0.18	$0.26	$1.03	$0.77
Impact of the difference in weighted average number of shares(5)	(0.08)	0.04	(0.39)	0.11
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(6)	0.08	—	0.49	—
Add real estate depreciation and amortization	0.35	0.44	1.14	1.29
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.03	(0.02)	0.08	(0.04)
Add Company's share of FFO in unconsolidated real estate ventures	0.05	0.05	0.15	0.14
Subtract gain on sale of self storage properties	—	—	(0.52)	—
FFO attributable to subordinated performance unitholders	—	(0.10)	(0.17)	(0.28)
FFO per share and unit	0.61	0.67	1.81	1.99
Add acquisition costs	—	—	0.01	0.01
Add integration and executive severance costs	0.01	—	0.02	—
Add loss on early extinguishment of debt	—	—	—	0.01
Core FFO per share and unit	$0.62	$0.67	$1.84	$2.01

(5)
Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. All outstanding subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(6)
Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(5).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$29,771	$43,064	$157,139	$128,932
(Subtract) add:
Management fees and other revenue	(11,749)	(9,550)	(30,345)	(25,194)
General and administrative expenses	13,114	15,100	44,977	44,325
Other	3,643	4,138	10,510	8,531
Depreciation and amortization	47,661	55,842	141,702	168,005
Interest expense	39,575	43,065	114,920	120,706
Equity in losses (earnings) of unconsolidated real estate ventures	4,712	(1,930)	10,791	(5,469)
Loss on early extinguishment of debt	323	—	323	758
Acquisition and integration costs	1,164	341	2,151	1,424
Income tax expense	863	922	2,290	2,855
Gain on sale of self storage properties	—	—	(63,841)	—
Non-operating expense (income)	83	24	(352)	426
Net Operating Income	$129,160	$151,016	$390,265	$445,299

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$29,771	$43,064	$157,139	$128,932
Add:
Depreciation and amortization	47,661	55,842	141,702	168,005
Company's share of unconsolidated real estate ventures depreciation and amortization	5,418	4,287	15,110	13,073
Interest expense	39,575	43,065	114,920	120,706
Income tax expense	863	922	2,290	2,855
Loss on early extinguishment of debt	323	—	323	758
EBITDA	123,611	147,180	431,484	434,329
Add (subtract):
Acquisition costs	287	341	1,274	1,424
Effect of hypothetical liquidation at book value (HLBV) accounting for unconsolidated 2024 Joint Venture(1)	5,458	—	13,707	—
Gain on sale of self storage properties	—	—	(63,841)	—
Integration and executive severance costs, excluding equity-based compensation(2)	877	—	1,100	—
Casualty-related recoveries(3)	—	—	—	(522)
Equity-based compensation expense	1,911	1,702	6,097	5,028
Adjusted EBITDA	$132,144	$149,223	$389,821	$440,259

(1)
Reflects the non-cash impact of applying HLBV to the 2024 Joint Venture, which allocates GAAP income (loss) on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

(2)	Integration costs relate to expenses incurred as a part of the internalization of the PRO structure. Executive severance costs are recorded within the line items "General and administrative expenses" and "Non-operating (expense) income" in our consolidated statements of operations.
(3)	Casualty-related recoveries relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations

Supplemental Schedule 3

Portfolio Summary
As of September 30, 2024
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	175	80,647	11,267,170	85.9%	Texas	202	97,748	13,378,728	86.0%
California	86	51,367	6,466,988	86.0%	Florida	103	58,842	6,678,710	86.6%
Florida	76	43,810	4,963,127	86.2%	California	98	58,013	7,246,302	86.1%
Oregon	70	29,264	3,660,664	88.4%	Georgia	72	33,575	4,609,429	83.3%
Georgia	50	21,991	3,022,292	82.3%	Oregon	70	29,264	3,660,664	88.4%
Arizona	34	18,883	2,174,780	81.9%	Oklahoma	52	22,408	3,267,389	83.0%
North Carolina	34	16,758	2,096,937	88.6%	Arizona	36	19,891	2,284,885	81.7%
Oklahoma	33	15,298	2,136,981	85.7%	North Carolina	34	16,758	2,096,937	88.6%
Louisiana	25	11,453	1,389,381	81.2%	Ohio	27	14,878	1,853,164	86.3%
Pennsylvania	22	10,439	1,296,020	82.3%	Louisiana	25	11,453	1,389,381	81.2%
Colorado	22	9,479	1,195,584	86.9%	Alabama	25	11,907	1,797,595	80.3%
Washington	19	6,638	872,069	86.9%	Michigan	25	15,940	2,018,798	90.6%
Puerto Rico	15	12,864	1,386,255	91.2%	Pennsylvania	25	12,073	1,456,490	83.1%
Nevada	15	7,569	962,680	85.9%	Colorado	22	9,479	1,195,584	86.9%
New Hampshire	15	7,159	890,295	85.3%	Kansas	21	7,774	1,068,725	88.1%
Kansas	14	4,925	669,676	87.1%	New Jersey	20	13,503	1,602,026	86.0%
Indiana	12	6,530	827,524	83.4%	Tennessee	20	10,251	1,311,084	88.1%
Alabama	11	6,120	947,722	78.1%	Washington	19	6,638	872,069	86.9%
New Mexico	10	5,514	717,307	86.8%	Nevada	19	9,187	1,215,173	87.0%
Other(1)	73	40,308	5,076,285	83.2%	Indiana	19	9,821	1,286,329	84.2%
Total	811	407,016	52,019,737	85.4%	Puerto Rico	15	12,864	1,386,255	91.2%
					Massachusetts	15	11,059	1,209,886	85.4%
					New Hampshire	15	7,159	890,295	85.3%
					Minnesota	12	5,728	732,545	85.7%
					Illinois	10	6,769	728,888	86.0%
					New Mexico	10	5,514	717,307	86.8%
					Other(2)	59	31,610	4,043,205	84.2%
					Total	1,070	550,106	69,997,843	85.7%

(1)
Other states in NSA's owned portfolio as of September 30, 2024 include Arkansas, Connecticut, Idaho, Illinois, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, Montana, New Jersey, New York, Ohio, South Carolina, Tennessee, Utah, Virginia, Wisconsin and Wyoming.

(2)
Other states in NSA's operated portfolio as of September 30, 2024 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Missouri, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2024 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other Liabilities	Total

March 31, 2024	—	—	—	$—	$—	$—	$—
June 30, 2024	3	1,291	200,313	25,063	—	174	25,237
September 30, 2024	—	—	—	—	—	—	—

Unconsolidated Real Estate Ventures (at 100%)(3)
March 31, 2024	56	24,015	3,227,743	346,194	—	2,237	348,431
June 30, 2024	—	—	—	—	—	—	—
September 30, 2024	18	7,698	1,237,263	146,976	—	882	147,858
Total Investments(4)	77	33,004	4,665,319	$518,233	$—	$3,293	$521,526

2024 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Net Proceeds
Self Storage Properties sold to 3rd Parties
March 31, 2024	39	17,610	2,417,135	$265,063
June 30, 2024	1	1,066	155,113	8,035
September 30, 2024	—	—	—	—

Self Storage Properties contributed to Joint Venture
March 31, 2024	56	24,015	3,227,743	343,714
Total Dispositions and Divestitures(5)	96	42,691	5,799,991	$616,812

(3)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4)
NSA through its unconsolidated real estate ventures and wholly-owned portfolio acquired self storage properties located in Georgia (11), Indiana (7), Kansas (7), Missouri (2), Ohio (12), Oklahoma (13), Tennessee (6) and Texas (19).

(5)
NSA disposed of self storage properties are located in California (1), Georgia (11), Illinois (4), Indiana (9), Kansas (9), Louisiana (6), Missouri (9), Mississippi (3), Ohio (12), South Carolina (1), Tennessee (6) and Texas (25).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of September 30, 2024									(with Negative Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2024	2025	2026	2027	2028	2029	2030	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	4.43%	Variable(3)	January 2027	$—	$—	$—	$406,800	$—	$—	$—	$—	$406,800
Term loan - Tranche D	3.96%	Swapped To Fixed	July 2026	—	—	275,000	—	—	—	—	—	275,000
Term loan - Tranche E	4.91%	Swapped To Fixed(3)	March 2027	—	—	—	130,000	—	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	75,000	—	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	100,000	—	—	100,000
Term loan facility - June 2029	5.37%	Swapped To Fixed	June 2029	—	—	—	—	—	285,000	—	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	35,000	—	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	—	—	65,000	—	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	—	120,000	—	—	—	120,000
September 2028 Senior Unsecured Notes	5.40%	Fixed	September 2028	—	—	—	—	75,000	—	—	—	75,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	—	—	100,000	—	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	100,000	—	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	150,000	—	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	—	—	35,000	—	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	75,000	—	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
September 2031 Senior Unsecured Notes	5.55%	Fixed	September 2031	—	—	—	—	—	—	—	125,000	125,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2034 Senior Unsecured Notes	5.74%	Fixed	September 2034	—	—	—	—	—	—	—	150,000	150,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.60%	Fixed	November 2024 - October 2031	15,828	—	—	84,900	88,000	—	—	28,419	217,147
Total Principal/Weighted Average	4.39%		5.2 years	$15,828	$—	$375,000	$621,700	$458,000	$485,000	$260,000	$1,223,419	$3,438,947
Weighted average effective interest rate of maturing debt				4.34%	—%	4.22%	4.49%	5.11%	4.86%	3.41%	4.14%
Unamortized debt issuance costs and debt premium, net												(10,643)
Total Debt												$3,428,304

(1)	Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2)	NSA may, at its election, extend the maturity date of the revolving line of credit to January 2028, subject to meeting customary conditions and payment of an extension fee.
(3)
For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment of 0.10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings. $225.0 million of the revolving line of credit is subject to interest rate swaps that mature in February 2025, which is reflected in the effective interest rate. $125.0 million of the Tranche E term loan is subject to interest rate swaps, the maturity of which extends through the Tranche E maturity.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of September 30, 2024
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.4x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	2.8x
Total Leverage Ratio	< 60.0%	43.5%

Preferred Shares and Units

Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,024,253
6.000% Series B cumulative redeemable preferred shares of beneficial interest	4,608,445
Preferred shares of beneficial interest(5)	13,632,698
6.000% Series A-1 cumulative redeemable preferred units	1,205,675

Common Shares and Units

Outstanding
Common shares of beneficial interest	76,197,873
Restricted common shares	18,807
Total shares outstanding	76,216,680
Operating partnership units	52,301,412
DownREIT operating partnership unit equivalents	5,769,214
Total operating partnership units	58,070,626
Long-term incentive plan units(6)	662,332
Total common shares and units outstanding	134,949,638

(5)
The Company's balance sheet at September 30, 2024 reflects 14,692,381 preferred shares of beneficial interest, which includes 5,668,128 Series B Preferred Shares issued and outstanding. We have reflected 13,632,698 preferred shares herein, which corresponds to the $340.8 million liquidation preference reflected on the balance sheet at September 30, 2024. As part of a March 16, 2023 property acquisition of 15 properties from an affiliate of Personal Mini, the Company recorded a $26.1 million promissory note receivable from the Personal Mini affiliate, and the affiliate of Personal Mini used the loan proceeds to acquire $26.1 million of OP equity. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

(6)	Balances exclude 208,400 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from former PROs.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Real Estate Venture Balance Sheet Data as of September 30, 2024
				Number of Stores at September 30,			Occupancy at Period End
Real Estate Ventures	Carrying Value of NSA's Investment(1)	Gross Book Value of Real Estate Assets	Outstanding Debt	2024	2023	Total Rentable Square Feet	Q3 2024	Q3 2023
2016 Joint Venture	$100,844	$926,826	$358,027	81	81	5,656,606	88.4%	88.1%
2018 Joint Venture	99,190	1,282,042	645,889	104	104	7,856,494	87.8%	88.6%
2023 Joint Venture	37,869	145,381	—	18	—	1,237,263	73.6%	—
2024 Joint Venture	19,478	342,205	208,965	56	—	3,227,743	86.0%	—
Total	$257,381	$2,696,454	$1,212,881	259	185	17,978,106	86.7%	88.4%

Combined Operating Information(2)

	Three Months Ended September 30, 2024					Nine Months Ended September 30, 2024
	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total
Total revenue	$22,701	$29,519	$1,507	$9,566	$63,293	$67,990	$86,426	$1,507	$24,182	$180,105
Property operating expenses	7,303	7,947	531	3,690	19,471	21,561	24,946	531	9,485	56,523
Net operating income	15,398	21,572	976	5,876	43,822	46,429	61,480	976	14,697	123,582
Supervisory, administrative and other expenses	(1,641)	(1,849)	(165)	(495)	(4,150)	(4,917)	(5,344)	(165)	(1,257)	(11,683)
Depreciation and amortization	(5,638)	(10,064)	(1,231)	(4,738)	(21,671)	(17,201)	(30,166)	(1,231)	(11,843)	(60,441)
Interest expense	(3,272)	(7,144)	—	(3,234)	(13,650)	(9,812)	(21,433)	—	(8,160)	(39,405)
Acquisition and other (expenses) income	(3)	(1,049)	(13)	28	(1,037)	(14)	(167)	(13)	2	(192)
Net income (loss)	$4,844	$1,466	$(433)	$(2,563)	$3,314	$14,485	$4,370	$(433)	$(6,561)	$11,861
Add (subtract):
Unconsolidated real estate venture real estate depreciation and amortization	5,638	10,064	1,231	4,738	21,671	17,201	30,166	1,231	11,843	60,441
FFO and Core FFO for unconsolidated real estate ventures	$10,482	$11,530	$798	$2,175	$24,985	$31,686	$34,536	$798	$5,282	$72,302

(1)	NSA's investment in its unconsolidated real estate ventures are recorded under the equity method of accounting. Under the equity method, NSA’s investments in unconsolidated real estate ventures are stated at cost and adjusted for NSA’s share of net earnings or losses and reduced by distributions.
(2)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2024 compared to Three Months Ended September 30, 2023

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	3Q 2024	3Q 2023	Change	3Q 2024	3Q 2023	Change	3Q 2024	3Q 2023	Change	3Q 2024	3Q 2023	Change
Portland-Vancouver-Hillsboro, OR-WA	52	$11,168	$11,356	(1.7)%	$2,741	$2,758	(0.6)%	$8,427	$8,598	(2.0)%	75.5%	75.7%	(0.2)%
Riverside-San Bernardino-Ontario, CA	48	13,318	14,070	(5.3)%	2,898	3,045	(4.8)%	10,420	11,025	(5.5)%	78.2%	78.4%	(0.2)%
Houston-The Woodlands-Sugar Land, TX	37	8,327	8,553	(2.6)%	2,808	2,109	33.1%	5,519	6,444	(14.4)%	66.3%	75.3%	(9.0)%
Atlanta-Sandy Springs-Alpharetta, GA	30	5,804	6,615	(12.3)%	1,839	1,861	(1.2)%	3,965	4,754	(16.6)%	68.3%	71.9%	(3.6)%
Dallas-Fort Worth-Arlington, TX	27	4,983	5,080	(1.9)%	1,790	1,977	(9.5)%	3,193	3,103	2.9%	64.1%	61.1%	3.0%
Phoenix-Mesa-Chandler, AZ	25	5,748	6,197	(7.2)%	1,417	1,628	(13.0)%	4,331	4,569	(5.2)%	75.3%	73.7%	1.6%
McAllen-Edinburg-Mission, TX	21	4,598	4,821	(4.6)%	1,268	1,431	(11.4)%	3,330	3,390	(1.8)%	72.4%	70.3%	2.1%
Oklahoma City, OK	20	3,332	3,397	(1.9)%	858	904	(5.1)%	2,474	2,493	(0.8)%	74.2%	73.4%	0.8%
Brownsville-Harlingen, TX	16	2,876	2,937	(2.1)%	878	907	(3.2)%	1,998	2,030	(1.6)%	69.5%	69.1%	0.4%
San Antonio-New Braunfels, TX	15	2,813	3,011	(6.6)%	1,181	900	31.2%	1,632	2,111	(22.7)%	58.0%	70.1%	(12.1)%
North Port-Sarasota-Bradenton, FL	15	4,341	4,856	(10.6)%	1,445	1,465	(1.4)%	2,896	3,391	(14.6)%	66.7%	69.8%	(3.1)%
Los Angeles-Long Beach-Anaheim, CA	14	5,977	6,252	(4.4)%	1,386	1,488	(6.9)%	4,591	4,764	(3.6)%	76.8%	76.2%	0.6%
Colorado Springs, CO	14	2,207	2,254	(2.1)%	663	676	(1.9)%	1,544	1,578	(2.2)%	70.0%	70.0%	—%
San Juan-Bayamón-Caguas, PR	14	9,216	8,944	3.0%	1,845	1,753	5.2%	7,371	7,191	2.5%	80.0%	80.4%	(0.4)%
Tulsa, OK	13	2,057	2,140	(3.9)%	567	576	(1.6)%	1,490	1,564	(4.7)%	72.4%	73.1%	(0.7)%
Shreveport-Bossier City, LA	12	1,568	1,667	(5.9)%	521	518	0.6%	1,047	1,149	(8.9)%	66.8%	68.9%	(2.1)%
Austin-Round Rock-Georgetown, TX	12	3,436	3,499	(1.8)%	1,180	1,110	6.3%	2,256	2,389	(5.6)%	65.7%	68.3%	(2.6)%
Las Vegas-Henderson-Paradise, NV	12	2,711	2,791	(2.9)%	695	778	(10.7)%	2,016	2,013	0.1%	74.4%	72.1%	2.3%
New Orleans-Metairie, LA	12	2,175	2,204	(1.3)%	745	675	10.4%	1,430	1,529	(6.5)%	65.7%	69.4%	(3.7)%
Wichita, KS	12	1,807	1,789	1.0%	629	638	(1.4)%	1,178	1,151	2.3%	65.2%	64.3%	0.9%
Other MSAs	355	76,346	78,778	(3.1)%	22,810	22,369	2.0%	53,536	56,409	(5.1)%	70.1%	71.6%	(1.5)%
Total/Weighted Average	776	$174,808	$181,211	(3.5)%	$50,164	$49,566	1.2%	$124,644	$131,645	(5.3)%	71.3%	72.6%	(1.3)%

2023 Same Store Pool(2)	723	$163,187	$169,588	(3.8)%	$46,321	$46,232	0.2%	$116,866	$123,356	(5.3)%	71.6%	72.7%	(1.1)%

2022 Same Store Pool(3)	565	$124,993	$130,854	(4.5)%	$34,948	$35,203	(0.7)%	$90,045	$95,651	(5.9)%	72.0%	73.1%	(1.1)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2024 compared to Three Months Ended September 30, 2023
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		3Q 2024	3Q 2023	Change	3Q 2024	3Q 2023	Change	3Q 2024	3Q 2023	Change
Portland-Vancouver-Hillsboro, OR-WA	21,028	2,567,026	88.9%	87.0%	1.9%	89.6%	88.5%	1.1%	$18.81	$19.38	(2.9)%
Riverside-San Bernardino-Ontario, CA	26,485	3,607,668	87.3%	89.5%	(2.2)%	87.2%	90.3%	(3.1)%	16.25	16.45	(1.2)%
Houston-The Woodlands-Sugar Land, TX	18,046	2,764,591	88.4%	91.3%	(2.9)%	89.0%	92.0%	(3.0)%	12.96	12.84	0.9%
Atlanta-Sandy Springs-Alpharetta, GA	14,248	1,991,854	82.9%	85.7%	(2.8)%	83.5%	87.4%	(3.9)%	13.40	14.67	(8.7)%
Dallas-Fort Worth-Arlington, TX	12,366	1,615,732	81.8%	85.7%	(3.9)%	83.0%	87.0%	(4.0)%	14.17	14.22	(0.4)%
Phoenix-Mesa-Chandler, AZ	14,750	1,650,450	82.4%	85.6%	(3.2)%	83.0%	86.6%	(3.6)%	16.11	16.81	(4.2)%
McAllen-Edinburg-Mission, TX	9,674	1,450,660	89.1%	91.8%	(2.7)%	90.0%	92.1%	(2.1)%	13.43	13.94	(3.7)%
Oklahoma City, OK	9,186	1,325,077	86.2%	90.1%	(3.9)%	87.2%	91.6%	(4.4)%	11.05	10.71	3.2%
Brownsville-Harlingen, TX	6,571	944,021	89.3%	92.0%	(2.7)%	89.0%	93.3%	(4.3)%	13.10	13.26	(1.2)%
San Antonio-New Braunfels, TX	6,482	839,220	83.8%	87.8%	(4.0)%	83.8%	88.3%	(4.5)%	15.34	15.58	(1.5)%
North Port-Sarasota-Bradenton, FL	9,406	959,905	86.3%	86.5%	(0.2)%	85.6%	86.9%	(1.3)%	20.34	22.42	(9.3)%
Los Angeles-Long Beach-Anaheim, CA	9,758	1,063,389	86.6%	89.1%	(2.5)%	87.1%	90.1%	(3.0)%	24.92	25.05	(0.5)%
Colorado Springs, CO	5,639	707,634	85.6%	88.6%	(3.0)%	87.7%	90.7%	(3.0)%	13.62	13.45	1.3%
San Juan-Bayamón-Caguas, PR	12,425	1,340,216	90.9%	93.4%	(2.5)%	91.3%	93.7%	(2.4)%	29.22	27.54	6.1%
Tulsa, OK	6,112	811,904	85.0%	88.8%	(3.8)%	86.3%	89.9%	(3.6)%	11.17	11.13	0.4%
Shreveport-Bossier City, LA	5,102	669,571	82.1%	90.8%	(8.7)%	83.6%	91.0%	(7.4)%	10.62	10.36	2.5%
Austin-Round Rock-Georgetown, TX	6,853	917,119	84.3%	88.3%	(4.0)%	84.9%	89.1%	(4.2)%	17.04	17.00	0.2%
Las Vegas-Henderson-Paradise, NV	6,622	818,763	85.9%	88.9%	(3.0)%	86.3%	88.2%	(1.9)%	14.64	14.79	(1.0)%
New Orleans-Metairie, LA	6,047	679,860	80.3%	84.2%	(3.9)%	81.4%	85.0%	(3.6)%	15.00	14.80	1.4%
Wichita, KS	4,200	586,926	86.6%	90.1%	(3.5)%	87.5%	91.2%	(3.7)%	13.11	12.67	3.5%
Other MSAs	175,522	22,313,328	85.0%	87.8%	(2.8)%	85.8%	88.5%	(2.7)%	15.29	15.42	(0.8)%
Total/Weighted Average	386,522	49,624,914	85.6%	88.3%	(2.7)%	86.3%	89.2%	(2.9)%	$15.67	$15.81	(0.9)%

2023 Same Store Pool(2)	357,675	45,958,754	85.8%	88.6%	(2.8)%	86.5%	89.5%	(3.0)%	$15.76	$15.91	(0.9)%

2022 Same Store Pool(3)	274,321	34,968,520	86.0%	88.7%	(2.7)%	86.6%	89.7%	(3.1)%	$15.84	$16.09	(1.6)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2024 compared to Nine Months Ended September 30, 2023

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change
Portland-Vancouver-Hillsboro, OR-WA	52	$33,064	$33,794	(2.2)%	$8,482	$8,037	5.5%	$24,582	$25,757	(4.6)%	74.3%	76.2%	(1.9)%
Riverside-San Bernardino-Ontario, CA	48	40,150	41,721	(3.8)%	9,064	8,792	3.1%	31,086	32,929	(5.6)%	77.4%	78.9%	(1.5)%
Houston-The Woodlands-Sugar Land, TX	37	24,577	25,261	(2.7)%	8,381	8,147	2.9%	16,196	17,114	(5.4)%	65.9%	67.7%	(1.8)%
Atlanta-Sandy Springs-Alpharetta, GA	30	17,834	19,331	(7.7)%	5,142	4,819	6.7%	12,692	14,512	(12.5)%	71.2%	75.1%	(3.9)%
Dallas-Fort Worth-Arlington, TX	27	14,853	15,097	(1.6)%	5,504	5,477	0.5%	9,349	9,620	(2.8)%	62.9%	63.7%	(0.8)%
Phoenix-Mesa-Chandler, AZ	25	17,342	18,716	(7.3)%	4,397	4,637	(5.2)%	12,945	14,079	(8.1)%	74.6%	75.2%	(0.6)%
McAllen-Edinburg-Mission, TX	21	13,933	14,577	(4.4)%	3,767	3,984	(5.4)%	10,166	10,593	(4.0)%	73.0%	72.7%	0.3%
Oklahoma City, OK	20	9,927	9,958	(0.3)%	2,719	2,636	3.1%	7,208	7,322	(1.6)%	72.6%	73.5%	(0.9)%
Brownsville-Harlingen, TX	16	8,643	8,871	(2.6)%	2,405	2,469	(2.6)%	6,238	6,402	(2.6)%	72.2%	72.2%	—%
San Antonio-New Braunfels, TX	15	8,403	9,043	(7.1)%	3,109	3,215	(3.3)%	5,294	5,828	(9.2)%	63.0%	64.4%	(1.4)%
North Port-Sarasota-Bradenton, FL	15	13,409	14,625	(8.3)%	4,276	4,077	4.9%	9,133	10,548	(13.4)%	68.1%	72.1%	(4.0)%
Los Angeles-Long Beach-Anaheim, CA	14	18,018	18,742	(3.9)%	4,265	4,308	(1.0)%	13,753	14,434	(4.7)%	76.3%	77.0%	(0.7)%
Colorado Springs, CO	14	6,470	6,600	(2.0)%	1,996	1,968	1.4%	4,474	4,632	(3.4)%	69.1%	70.2%	(1.1)%
San Juan-Bayamón-Caguas, PR	14	27,479	26,377	4.2%	5,297	5,025	5.4%	22,182	21,352	3.9%	80.7%	80.9%	(0.2)%
Tulsa, OK	13	6,210	6,255	(0.7)%	1,780	1,632	9.1%	4,430	4,623	(4.2)%	71.3%	73.9%	(2.6)%
Shreveport-Bossier City, LA	12	4,721	4,847	(2.6)%	1,570	1,487	5.6%	3,151	3,360	(6.2)%	66.7%	69.3%	(2.6)%
Austin-Round Rock-Georgetown, TX	12	10,112	10,365	(2.4)%	3,380	3,232	4.6%	6,732	7,133	(5.6)%	66.6%	68.8%	(2.2)%
Las Vegas-Henderson-Paradise, NV	12	8,129	8,418	(3.4)%	2,070	2,160	(4.2)%	6,059	6,258	(3.2)%	74.5%	74.3%	0.2%
New Orleans-Metairie, LA	12	6,547	6,667	(1.8)%	2,020	1,910	5.8%	4,527	4,757	(4.8)%	69.1%	71.4%	(2.3)%
Wichita, KS	12	5,318	5,224	1.8%	1,803	1,720	4.8%	3,515	3,504	0.3%	66.1%	67.1%	(1.0)%
Other MSAs	355	227,722	232,493	(2.1)%	68,232	64,942	5.1%	159,490	167,551	(4.8)%	70.0%	72.1%	(2.1)%
Total/Weighted Average	776	$522,861	$536,982	(2.6)%	$149,659	$144,674	3.4%	$373,202	$392,308	(4.9)%	71.4%	73.1%	(1.7)%

2023 Same Store Pool(2)	723	$488,227	$502,922	(2.9)%	$138,286	$133,948	3.2%	$349,941	$368,974	(5.2)%	71.7%	73.4%	(1.7)%

2022 Same Store Pool(3)	565	$374,687	$389,072	(3.7)%	$104,194	$101,011	3.2%	$270,493	$288,061	(6.1)%	72.2%	74.0%	(1.8)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2024 compared to Nine Months Ended September 30, 2023
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change
Portland-Vancouver-Hillsboro, OR-WA	21,028	2,567,026	88.9%	87.0%	1.9%	88.0%	88.9%	(0.9)%	$18.91	$19.22	(1.6)%
Riverside-San Bernardino-Ontario, CA	26,485	3,607,668	87.3%	89.5%	(2.2)%	86.7%	91.2%	(4.5)%	16.35	16.26	0.6%
Houston-The Woodlands-Sugar Land, TX	18,046	2,764,591	88.4%	91.3%	(2.9)%	88.3%	92.1%	(3.8)%	12.87	12.59	2.2%
Atlanta-Sandy Springs-Alpharetta, GA	14,248	1,991,854	82.9%	85.7%	(2.8)%	82.3%	88.0%	(5.7)%	13.97	14.31	(2.4)%
Dallas-Fort Worth-Arlington, TX	12,366	1,615,732	81.8%	85.7%	(3.9)%	83.8%	87.6%	(3.8)%	14.18	14.03	1.1%
Phoenix-Mesa-Chandler, AZ	14,750	1,650,450	82.4%	85.6%	(3.2)%	83.6%	87.0%	(3.4)%	16.18	16.83	(3.9)%
McAllen-Edinburg-Mission, TX	9,674	1,450,660	89.1%	91.8%	(2.7)%	90.0%	92.8%	(2.8)%	13.56	13.96	(2.9)%
Oklahoma City, OK	9,186	1,325,077	86.2%	90.1%	(3.9)%	87.1%	92.4%	(5.3)%	10.99	10.42	5.5%
Brownsville-Harlingen, TX	6,571	944,021	89.3%	92.0%	(2.7)%	89.6%	93.1%	(3.5)%	13.20	13.39	(1.4)%
San Antonio-New Braunfels, TX	6,482	839,220	83.8%	87.8%	(4.0)%	83.3%	89.0%	(5.7)%	15.46	15.39	0.5%
North Port-Sarasota-Bradenton, FL	9,406	959,905	86.3%	86.5%	(0.2)%	84.8%	87.8%	(3.0)%	21.13	22.31	(5.3)%
Los Angeles-Long Beach-Anaheim, CA	9,758	1,063,389	86.6%	89.1%	(2.5)%	86.9%	91.1%	(4.2)%	24.87	24.78	0.4%
Colorado Springs, CO	5,639	707,634	85.6%	88.6%	(3.0)%	86.0%	89.9%	(3.9)%	13.62	13.33	2.2%
San Juan-Bayamón-Caguas, PR	12,425	1,340,216	90.9%	93.4%	(2.5)%	91.6%	93.6%	(2.0)%	28.90	27.12	6.6%
Tulsa, OK	6,112	811,904	85.0%	88.8%	(3.8)%	86.2%	90.6%	(4.4)%	11.27	10.82	4.2%
Shreveport-Bossier City, LA	5,102	669,571	82.1%	90.8%	(8.7)%	84.4%	90.9%	(6.5)%	10.56	10.15	4.0%
Austin-Round Rock-Georgetown, TX	6,853	917,119	84.3%	88.3%	(4.0)%	84.8%	88.7%	(3.9)%	16.94	16.88	0.4%
Las Vegas-Henderson-Paradise, NV	6,622	818,763	85.9%	88.9%	(3.0)%	86.7%	87.3%	(0.6)%	14.59	15.06	(3.1)%
New Orleans-Metairie, LA	6,047	679,860	80.3%	84.2%	(3.9)%	81.8%	86.0%	(4.2)%	15.26	14.76	3.4%
Wichita, KS	4,200	586,926	86.6%	90.1%	(3.5)%	87.4%	91.9%	(4.5)%	12.94	12.24	5.7%
Other MSAs	175,522	22,313,328	85.0%	87.8%	(2.8)%	85.6%	88.4%	(2.8)%	15.32	15.19	0.9%
Total/Weighted Average	386,522	49,624,914	85.6%	88.3%	(2.7)%	86.1%	89.4%	(3.3)%	$15.72	$15.61	0.7%

2023 Same Store Pool(2)	357,675	45,958,754	85.8%	88.6%	(2.8)%	86.2%	89.8%	(3.6)%	$15.81	$15.71	0.6%

2022 Same Store Pool(3)	274,321	34,968,520	86.0%	88.7%	(2.7)%	86.4%	90.2%	(3.8)%	$15.92	$15.92	—%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 7

Same Store Operating Data (776 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	YTD 2024	YTD 2023
Revenue
Rental revenue	$167,796	$167,930	$167,775	$171,996	$174,671	$503,501	$518,180
Other property-related revenue	7,012	6,252	6,096	6,318	6,540	19,360	18,802
Total revenue	174,808	174,182	173,871	178,314	181,211	522,861	536,982
Property operating expenses
Store payroll and related costs	11,791	12,293	12,368	12,169	12,290	36,452	37,094
Property tax expense	14,325	13,910	14,304	13,405	13,328	42,539	41,406
Utilities expense	5,714	4,571	4,855	4,666	5,681	15,140	14,987
Repairs & maintenance expense	3,658	4,012	3,891	3,632	3,984	11,561	11,539
Marketing expense	4,538	4,763	4,419	4,054	4,470	13,720	11,736
Insurance expense	2,555	2,657	2,514	2,596	2,481	7,726	6,466
Other property operating expenses	7,583	7,634	7,304	7,092	7,332	22,521	21,446
Total property operating expenses	50,164	49,840	49,655	47,614	49,566	149,659	144,674
Net operating income	$124,644	$124,342	$124,216	$130,700	$131,645	$373,202	$392,308

Net operating income margin	71.3%	71.4%	71.4%	73.3%	72.6%	71.4%	73.1%

Occupancy at period end	85.6%	87.0%	85.9%	85.8%	88.3%	85.6%	88.3%

Average occupancy	86.3%	86.4%	85.6%	87.0%	89.2%	86.1%	89.4%

Average annualized rental revenue per occupied square foot	$15.67	$15.66	$15.80	$15.96	$15.81	$15.72	$15.61

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	YTD 2024	YTD 2023
Rental revenue
Same store portfolio	$167,796	$167,930	$167,775	$171,996	$174,671	$503,501	$518,180
Non-same store portfolio	6,671	6,439	12,607	26,697	27,162	25,717	77,093
Total rental revenue	174,467	174,369	180,382	198,693	201,833	529,218	595,273
Other property-related revenue
Same store portfolio	7,012	6,252	6,096	6,318	6,540	19,360	18,802
Non-same store portfolio	393	305	596	1,184	1,224	1,294	3,382
Total other property-related revenue	7,405	6,557	6,692	7,502	7,764	20,654	22,184
Property operating expenses
Same store portfolio	50,164	49,840	49,655	47,614	49,566	149,659	144,674
Non-same store portfolio	2,548	2,361	5,039	9,214	9,015	9,948	27,484
Total property operating expenses	52,712	52,201	54,694	56,828	58,581	159,607	172,158

Net operating income	129,160	128,725	132,380	149,367	151,016	390,265	445,299
Management fees and other revenue	11,749	9,522	9,074	9,217	9,550	30,345	25,194
General and administrative expenses	(13,114)	(16,189)	(15,674)	(14,956)	(15,100)	(44,977)	(44,325)
Depreciation and amortization	(47,661)	(46,710)	(47,331)	(53,988)	(55,842)	(141,702)	(168,005)
Other	(3,643)	(3,375)	(3,492)	(2,577)	(4,138)	(10,510)	(8,531)
Interest expense	(39,575)	(37,228)	(38,117)	(45,441)	(43,065)	(114,920)	(120,706)
Loss on early extinguishment of debt	(323)	—	—	—	—	(323)	(758)
Equity in (losses) earnings of unconsolidated real estate ventures	(4,712)	(4,449)	(1,630)	2,084	1,930	(10,791)	5,469
Acquisition and integration costs	(1,164)	(480)	(507)	(235)	(341)	(2,151)	(1,424)
Non-operating (expense) income	(83)	337	98	(590)	(24)	352	(426)
Gain on sale of self storage properties	—	2,668	61,173	63,910	—	63,841	—
Income tax (expense) benefit	(863)	(541)	(886)	1,265	(922)	(2,290)	(2,855)
Net Income	$29,771	$32,280	$95,088	$108,056	$43,064	$157,139	$128,932

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.67	$15.81	$15.72	$15.61
Total consolidated portfolio	15.57	15.32	15.64	15.13

Average Occupancy

Same store	86.3%	89.2%	86.1%	89.4%
Total consolidated portfolio	86.0%	88.6%	85.8%	88.7%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$3,391	$3,961	$9,187	$11,298
Value enhancing capital expenditures	503	2,100	2,675	5,844
Acquisitions capital expenditures	62	1,970	1,611	8,072
Total consolidated portfolio capital expenditures	$3,956	$8,031	$13,473	$25,214

Property Operating Expenses Detail

Store payroll and related costs	$12,487	$14,647	$38,975	$43,973
Property tax expense	15,042	15,616	45,475	50,188
Utilities expense	5,990	6,789	16,220	17,848
Repairs & maintenance expense	3,835	4,703	12,359	13,561
Marketing expense	4,715	5,371	14,432	14,093
Insurance expense	2,732	2,896	8,311	7,582
Other property operating expenses	7,911	8,559	23,835	24,913
Property operating expenses on the Company's statements of operations	$52,712	$58,581	$159,607	$172,158

General and Administrative Expenses Detail

Supervisory and administrative expenses	$3,418	$5,481	$13,567	$16,089
Equity-based compensation expense	1,911	1,702	6,097	5,028
Other general and administrative expenses	7,785	7,917	25,313	23,208
General and administrative expenses on the Company's statements of operations	$13,114	$15,100	$44,977	$44,325

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, integration costs, executive severance costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures, including the removal of the non-cash effect of applying hypothetical liquidation at book value (HLBV) for purposes of allocating GAAP net income (loss) for the 2024 Joint Venture. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the Company's share of FFO in unconsolidated real estate ventures. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, integration costs, executive severance costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD OF UNCONSOLIDATED REAL ESTATE VENTURE: Subject to achieving certain performance benchmarks by the non-NSA investor, the distribution rights and priorities set forth in the 2024 Joint Venture agreement may differ from what is reflected by the underlying percentage ownership interest of the venture. Accordingly, NSA allocates GAAP income (loss) for its 2024 Joint Venture utilizing the hypothetical liquidation at book value ("HLBV") method, in which NSA allocates income or loss based on the change in each owners' claim on the net assets of the venture at period end assuming the liquidation of the underlying book value of the venture after adjusting for any distributions or contributions made during such period.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $3.3 million of fair value of debt adjustments and $13.9 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.

NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", were NSA's experienced regional self storage operators with local operational focus and expertise. Effective July 1, 2024, NSA completed the internalization of its PRO structure. NSA continues to transition the majority of operations in a phased approach, which has begun and is expected to continue over the 12 month period following July 1, 2024.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, were Class B common units of limited partner interest in the Company's operating partnership. SP units, which were linked to the performance of specific contributed portfolios, were intended to incentivize the Company's former PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continued to manage on NSA's behalf. Because subordinated performance unit holders received distributions only after portfolio-specific minimum performance thresholds were satisfied, the Company believed SP units played a key role in aligning the interests of the Company's former PROs with NSA and the Company's shareholders. The DownREIT partnerships also issued units of limited partner interest that were intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units. Effective July 1, 2024, in connection with the PRO internalization, all 11,906,167 outstanding subordinated performance units and DownREIT subordinated performance units were converted into 17,984,787 OP units and DownREIT OP units.

Equity Research Coverage

Baird	Barclays	BMO Capital Markets
Wes Golladay	Brendan Lynch	Juan Sanabria
216.737.7510	212.526.9428	312.845.4704

BofA Securities	Citi Investment Research	Deutsche Bank
Jeff Spector / Joshua Dennerlein	Eric Wolfe	Omotayo Okusanya
646.855.1363 / 646.855.1681	212.816.2640	212.250.9284

Evercore ISI	Green Street	Jefferies LLC
Samir Khanal / Steve Sakwa	Spenser Allaway	Jonathan Petersen
212.888.3796 / 212.446.9462	949.640.8780	212.284.1705

KeyBanc Capital Markets	Morgan Stanley	Truist Securities
Todd Thomas	Ronald Kamdem	Ki Bin Kim
917.368.2286	212.296.8319	212.303.4124

UBS	Wells Fargo	Wolfe Research
Michael Goldsmith	Eric Luebchow	Keegan Carl
212.713.2951	312.630.2386	646.582.9251